EXHIBIT 3.1

                         Preferred Stock Provisions


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Article IV to the Articles of Incorporation was amended by adding the following section immediately following existing section 4.2:
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Section 4.21. Series A Convertible Preferred Stock. The Corporation shall have an initial series of preferred stock created from the authorized Preferred Shares. This series shall consist of 5,000,000 shares and be entitled Series A Convertible Preferred Stock. Following are the powers, designations, preferences, privileges and relative rights in respect of the Series A Convertible Preferred Stock.

         Section 1.        Dividends.

         (a) No Dividends on Series A Preferred. The Corporation is under no obligation to declare dividends on the Series A Preferred Stock.

         Section 2.        Liquidation, Dissolution, or Winding-Up.

         (a) Distributions to Holders of Series A Preferred. In the event of any liquidation, dissolution or winding-up of the Corporation, the holders of outstanding shares of Series A Preferred shall be entitled to be paid out of the assets of the Corporation available for distribution to shareholders, before any payment shall be made to or set aside for holders of the Common Stock, an amount (the "Series A Liquidation Value") equal to $1.00 per share of Series A Preferred. If upon any liquidation, dissolution or winding-up of the Corporation, the assets lawfully available to be distributed to the holders of Series A Preferred under the foregoing provisions of this Section 2(a) are insufficient to permit payment to such stockholders of their full respective preferential amounts, then all of the assets of the Corporation lawfully available for distribution pursuant to this Section 2(a) shall be distributed ratably among the holders of shares of Series A Preferred in proportion to the full respective preferential amounts such holders are otherwise entitled to receive.

         (b) Deemed Liquidations. A consolidation or merger of the Corporation with or into or with any other person(s) or entity(ies) which result in the exchange of outstanding shares of the Corporation for securities or other consideration issued or paid by any such entity or its affiliate and results in the transfer of more than 49.9% of the voting power of the Corporation or a sale or transfer by the Corporation of all or substantially all of its assets other than in the ordinary course of business or other similar transaction (other than any consolidation or merger involving only a change of the state of incorporation or merger of the Corporation with or into a wholly-owned subsidiary of the Corporation and in which there is no change in the terms of the Series A Preferred) shall be regarded as a liquidation, dissolution, or winding-up of the affairs of the Corporation within the meaning of this Section 2, unless the holders of a majority in interest of the Series A Preferred elect otherwise. For purposes of this Section 2 and of Section 5 hereof, a sale of substantially all of the assets of the Corporation shall mean the sale or other disposition (whether in a single transaction or a series of related transactions) other than in the ordinary course of business of all or substantially all of its assets, as determined by reference to either the book value or the fair market value of such assets.

         (c) Non-Cash Distributions. In the event of a liquidation, dissolution, or winding-up of the Corporation resulting in the availability of assets other than cash for distribution to the holders of shares of Preferred Stock, the holders of Preferred Stock shall be entitled to a distribution of cash and/or other assets equal in value to the liquidation preference and other distribution rights stated in Sections 2(a). In the event that such distribution to the holders of shares of Preferred Stock shall include any assets other than cash, the Board of Directors shall first determine in good faith and with due care the value of such assets for such purpose, and shall notify all holders of shares of Preferred Stock of such determination. The value of such assets for purposes of

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the distribution under this Section 2(c) shall be the value as so determined by the Board of Directors.

         (d) Dispute Resolution Procedures. In the event of such objection, the valuation of such assets for purposes of such distribution shall be determined by an arbitrator selected by the objecting stockholders and the Board of Directors, or in the event a single arbitrator cannot be agreed upon within 10 days after the written objection sent by the objecting stockholders in accordance with the previous sentence, the valuation of such assets shall be determined by arbitration in which (i) the objecting stockholders shall name in their notice of objection one arbitrator, (ii) the Board of Directors shall name a second arbitrator within 15 days from the receipt of such notice, (iii) the two arbitrators thus selected shall select a third arbitrator within 15 days thereafter, and (iv) the three arbitrators thus selected shall determine the valuation of such assets within 15 days thereafter for purposes of such distribution by majority vote. In the event the third arbitrator is not selected as provided herein, then such arbitrator shall be selected by the President of the American Arbitration Association ("AAA"). The costs of such arbitration shall be borne by the Corporation or by the holders of Series A Preferred (on a pro rata basis out of the assets otherwise distributable to them) as follows:
(i) If the valuation as determined by the arbitrators is greater than 90% of the valuation as determined by the Board of Directors, the holders of Series A Preferred shall pay the costs of the arbitration, and (ii) otherwise, the Corporation shall bear the costs of the arbitration. The arbitration shall be held in New York, New York in accordance with the rules of the AAA. The award made by the arbitrators shall be binding upon the parties hereto, no appeal may be taken from such award, and judgment thereon may be entered in any court of competent jurisdiction.

         Section 3.        Voting Rights.

         (a) General. Except as otherwise expressly provided herein or as required by applicable law, the holder of each share of Series A Preferred shall be entitled to vote on all matters. Each share of Series A Preferred shall entitle the holder thereof to such number of votes per share as shall equal the number of shares of Common Stock into which such share of Preferred Stock is convertible pursuant to Section 4(a) hereof as of the record date for the determination of stockholders entitled to vote on such matter, or if no record date is established, at the date such vote is taken or any written consent of stockholders is solicited.

         (b) Action by Written Consent. Whenever holders of a class or series of capital stock are required or permitted to take any action by vote, such action may be taken without a meeting by written consent, setting forth the action so taken and signed by the holders of at least such number of shares of such class(es) and/or series of capital stock as would be sufficient to take such action at a meeting of stockholders, except as otherwise expressly provided herein.

         Section 4. Conversion. Shares of Series A Preferred shall be subject to conversion into shares of Common Stock or other securities, properties, or rights, as set forth in this Section 4.

         (a)      Holders' Option to Convert.

                  (i) Conversion Rights. Subject to and in compliance with the provisions of this Section 4, any shares of Series A Preferred may, at any time or from time to time at the option of the holder, be converted into fully paid and non-assessable shares of Common Stock. Each share of Series A Preferred shall be entitled upon such conversion upon either optional or automatic conversion into ten (10) shares of Common Stock, as adjusted appropriately for stock splits, stock dividends, recombinations and the like and as adjusted pursuant to the antidilution provisions described below.

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                  (ii) Conversion Exercise. To exercise conversion rights under this Section 4(a), a holder of shares of Preferred Stock to be so converted shall surrender the certificate or certificates representing the shares being converted to the Corporation at its principal office, and shall give written notice to the Corporation at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Preferred Stock surrendered for conversion shall be accompanied by evidence of proper assignment thereof to the Corporation. As promptly as practicable, the Corporation shall issue and shall deliver to the holder of the shares of Preferred Stock being converted, a certificate or certificates in such denominations as such holder may request in writing for the number of full shares of Common Stock issuable upon the conversion of such shares of Preferred Stock in accordance with the provisions of this Section 4, plus cash as provided in Section 4(h) below in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Preferred Stock shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of shares of Common Stock represented thereby.

         (b)      Automatic Conversion.

                  (i) Qualified Public Offering. Each share of Series A Preferred outstanding shall be converted into the number of fully paid and non-assessable shares of Common Stock into which such share is then convertible pursuant to Section 4(a) hereof, automatically and without further action, immediately upon the closing of a firm-commitment underwritten public offering of shares of Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), in which (i) the aggregate price paid for such shares by the public shall be at least $7,500,000 and (ii) a price to the public not less than $3.00 per share (as adjusted to reflect the occurrence of any subdivision or combination of Common Stock after the date of filing of this Restated and Amended Certificate of Incorporation), such conversion to be effective upon the closing of the sale of such shares by the Corporation pursuant to the public offering (hereinafter referred to as a "Qualified Public Offering").

                  (ii) Conversion of Two-thirds of Series A Preferred. Each share of Series A Preferred outstanding shall be converted into the number of fully paid and non-assessable shares of Common Stock into which such share is then convertible pursuant to Section 4(a) hereof, automatically and without further action, immediately upon conversion by the holders of two-thirds of the Series A Preferred.

                  (iii) Mechanics of Automatic Conversion. Upon any automatic conversion of shares of Preferred Stock into shares of Common Stock pursuant to this Section 4(b), the holders of such converted shares shall surrender the certificates formerly representing such shares at the office of the Corporation or of any transfer agent for Common Stock. Thereupon, there shall be issued and delivered to each such holder, promptly at such office and in his name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which such shares of Preferred Stock were so converted and cash as provided in Section 4(h) below in respect of any fraction of a share of Common Stock issuable upon such conversion. The Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless and until certificates formerly evidencing the converted shares of Preferred Stock are either delivered to the Corporation or its transfer agent, as hereinafter provided, or the holder thereof notifies the Corporation or such transfer agent that such certificates have been lost, stolen, or destroyed and executes and delivers an agreement to

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indemnify the Corporation from any loss incurred by it in connection therewith.

         (c) Adjustments for Extraordinary Common Stock Events. As used herein, "Extraordinary Common Stock Event" means, with respect to any series of Preferred Stock, any occurrence after its original Issue Date of (i) the issuance of additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) the subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) the combination of outstanding shares of Common Stock into a smaller number of shares of Common Stock. In connection with the happening of any Extraordinary Common Stock Event after the Original Issue Date of any series of Preferred Stock, automatically and without further action, and with effect simultaneously with the happening of such Extraordinary Common Stock Event, the applicable Conversion Value of such series shall be adjusted by multiplying the then effective applicable Conversion Value by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding (excluding treasury stock) immediately before such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding (excluding treasury stock) immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the applicable Conversion Value of such series. The applicable Conversion Value, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

         (d) Adjustments for Reclassifications. If the Common Stock issuable upon the conversion of Preferred Stock shall be changed into the same or a different number of shares of any class(es) or series of stock, whether by reclassification or otherwise (other than an Extraordinary Common Stock Event or a reorganization, merger, consolidation, or sale of assets provided for elsewhere in this Section 4), then and in each such event the holder of each share of Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change by holders of the number of shares of Common Stock into which such shares of Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

         (e) Adjustments for Reorganization, Merger, Consolidation or Sale. If at any time or from time to time (A) there shall be a capital reorganization of Common Stock (other than a subdivision, combination of shares, reclassification, or exchange of shares provided for elsewhere in this Section 4), or a merger or consolidation of the Corporation with or into another Corporation, or the sale of all or substantially all of the Corporation's assets to any other person and
(B) the holders of 75% or more of the outstanding shares of Series A Preferred have elected pursuant to Section 2(b) hereof to forego the benefits of Section 2(b) in favor of the application to such transaction of this Section 4(e), then, as a part of and as a condition to the effectiveness of such reorganization, merger, consolidation, or sale, lawful and adequate provision shall be made so that if the Corporation is not in economic effect the surviving Corporation, each share of Preferred Stock shall be converted into a share of capital stock of the surviving Corporation having equivalent preferences, rights, and privileges, except that in lieu of being able to convert into shares of Common Stock of the Corporation or the successor Corporation, the holders of shares of Preferred Stock (including any such capital stock issued upon conversion of Preferred Stock) shall thereafter be entitled to receive upon conversion of such Preferred Stock (including any such capital stock issued upon conversion of Preferred Stock) the number of shares of stock or other securities or property of the Corporation or of the successor Corporation resulting from such merger or consolidation or sale, to which a holder of the number of shares of Common Stock deliverable upon conversion of such share of Preferred Stock immediately prior to the capital reorganization, merger, consolidation, or sale would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case, appropriate provisions shall be made with respect to the rights of the holders of Preferred Stock (including any such capital stock issued upon conversion of Preferred Stock) after the reorganization, merger, consolidation,

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or sale to the end that the provisions of this Section 4 (including without limitation provisions for adjustment of the applicable Conversion Value and the number of shares issuable upon conversion of Preferred Stock or such capital stock) shall thereafter be applicable, as nearly as may be, with respect to any shares of stock, securities, or assets to be deliverable thereafter upon the conversion of such Preferred Stock or such capital stock.

         (f)      Adjustments for Diluting Issues.

                  (i) Except as otherwise provided below in this Section 4(f)(i), and except with respect to an Extraordinary Common Stock Event, adjustments in respect of which are provided for in Section 4(c), if at any time while there are any shares of Series A Preferred outstanding, the Corporation shall issue any additional shares of Common Stock at a price per share less than the applicable Conversion Value of such issues in effect immediately prior to such issuance or sale, then in each such case the applicable Conversion Value of such series shall be adjusted to equal the result of the following formula:

                  New applicable Conversion Value = (P1 x Q1) + (P2 x Q2)
                                                    ---------------------
                                                          (Q1 + Q2)

                  where:

                  P1 = the applicable Conversion Value in effect immediately prior to such issuance of additional shares of Common Stock;

                  Q1 = the aggregate number of shares of Common Stock outstanding (including shares of Common Stock issuable upon conversion, exchange or exercise of outstanding Derivative Securities) immediately prior to such issuance of additional shares of Common Stock;

                  P2 = the average price per share received by the Corporation for the shares deemed issued in respect of such issuance of additional shares of Common Stock; and

                  Q2 = the number of shares of Common Stock deemed issued in respect of such issuance of additional shares of Common Stock.

         The following (hereinafter "Excluded Issuances") shall not be deemed issuances of additional shares of Common Stock for the purposes of this Section 4(f), or of Derivative Securities for the purposes of Section 4(f)(ii): the Corporation's (A) issuance of shares of Common Stock upon conversion of shares of Series A Preferred, (B) issuance of shares of Common Stock or Preferred Stock as a dividend or other distribution on or subdivision of then outstanding Common Stock or Preferred Stock, (C) issuance of shares of Common Stock or Derivative Securities to officers and employees of, or bona fide consultants or advisors (as defined for purposes of Rule 701 promulgated pursuant to the Securities Act) to, the Corporation under any stock option or stock equity plan of the Corporation (the "Plans") and issuance of shares of Common Stock upon exercise of any such Derivative Securities, (D) issuance of shares of Common Stock or Derivative Securities as consideration in connection with the Corporation's acquisition of all or a substantial portion of the assets or all or any portion of the capital stock of any Person or in connection with the Corporation's entering into any business relationship with any Person with the prior approval of the Board of Directors, including the director elected by the separate class vote of the holders of Series A Preferred pursuant to Section 3(b), (E) issuance of Derivative Securities, or Common Stock upon exercise of Derivative Securities, to financial institutions or lessors in connection with commercial credit arrangements, debt financings, equipment lease financings or similar transactions, provided such financings are for other than primarily equity

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financing purposes and approved by a majority of the Board of Directors, or (F)
issuance of shares of Common Stock in connection with a Qualified Public
Offering.

         For purposes of this Section 4(f), if a part or all of the consideration received by the Corporation in connection with the issuance of shares of Common Stock or the issuance of any of the securities described below in Section 4(f)(ii) consists of property other than cash, such consideration shall be deemed to have the same value as is recorded on the books of the Corporation with respect to receipt of such property so long as such recorded value was determined reasonably and in good faith and with due care by the Board of Directors of the Corporation, and shall otherwise be deemed to have a value equal to its fair market value.

                  (ii) As used herein, "Derivative Securities" means (A) all shares of stock and other securities that are convertible into or exchangeable for shares of Common Stock and (B) all options, warrants, and other rights to acquire shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock. For purposes of this Section 4(f), the issuance of any Derivative Securities shall be deemed an issuance of shares of Common Stock if the Net Consideration Per Share (as defined below) that may be received by the Corporation for such Common Stock is less than the applicable Conversion Value at the time of such issuance, and except as hereinafter provided, an adjustment in the applicable Conversion Value shall be made upon each such issuance in the manner provided in Section 4(f)(i) as if such Common Stock were issued for such Net Consideration Per Share. No adjustment of the applicable Conversion Value shall be made under this Section 4(f) upon the issuance of any additional shares of Common Stock that are issued upon the exercise, conversion, or exchange of any Derivative Securities if any such adjustment was previously made upon the issuance of such Derivative Securities. Any adjustment of the applicable Conversion Value with respect to this Section 4(f)(ii) shall be disregarded if, as, and to the extent that the Derivative Securities that gave rise to such adjustment expire or are canceled without having been exercised, so that the applicable Conversion Value effective immediately upon such cancellation or expiration shall be equal to the applicable Conversion Value that otherwise would have been in effect immediately prior to the time of the issuance of the expired or canceled Derivative Securities, with such additional adjustments as subsequently would have been made to that applicable Conversion Value had the expired or canceled Derivative Securities not been issued. In the event that the terms of any Derivative Securities previously issued by the Corporation are changed (whether by their terms or for any other reason) so as to lower the Net Consideration Per Share payable with respect thereto (whether or not the issuance of such Derivative Securities originally gave rise to an adjustment of the applicable Conversion Value), the applicable Conversion Value shall be recomputed as of the date of such change, so that the applicable Conversion Value effective immediately upon such change shall be equal to the applicable Conversion Value in effect at the time of the issuance of the Derivative Securities subject to such change, adjusted for the issuance thereof in accordance with the terms thereof after giving effect to such change, and with such additional adjustments as subsequently would have been made to that applicable Conversion Value had the Derivative Securities been issued on such changed terms. For purposes of this Section 4(f)(ii), the Net Consideration Per Share that may be received by the Corporation shall be determined as follows:

                           (A)      "Net Consideration Per Share" shall mean the
amount equal to the total amount of consideration, if any, received by the Corporation for the issuance of such Derivative Securities, plus the minimum amount of additional consideration, if any, payable to the Corporation upon exercise, conversion, and/or exchange thereof for shares of Common Stock, divided by the maximum number of shares of Common Stock that would be issued if all such Derivative Securities were exercised or converted at such Net Consideration Per Share.

                           (B)      The Net Consideration Per Share that may be
received by the Corporation shall be determined in each instance as of the date of issuance of Derivative Securities without giving effect to any possible

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future price adjustments or rate adjustments that may be applicable with respect to such Derivative Securities and which are contingent upon future events; provided, that in the case of an adjustment to be made as a result of a change in terms of such Derivative Securities, the Net Consideration Per Share shall be determined as of the date of such change.

         (g) Certificate as to Adjustments. In each case of an adjustment or readjustment of the applicable Conversion Rate, the Corporation will promptly furnish each holder of Preferred Stock with a certificate, prepared by the chief financial officer of the Corporation, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

         (h) Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of shares of Preferred Stock. Instead of any fractional shares of Common Stock that would otherwise be issuable upon conversion of shares of Preferred Stock, the Corporation shall pay to the holder of the shares of Preferred Stock that were converted a cash adjustment in respect of such fraction in an amount equal to the same fraction of the market price per share of Common Stock (as determined in a manner reasonably prescribed by the Board of Directors) at the close of business on the Conversion Date.

         (i) Partial Conversion. In the event some but not all of the shares of Preferred Stock represented by a certificate or certificates surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Preferred Stock of the same series that were not converted.

         (j) Reservation of Common Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of shares of Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred, then subject to the provisions of
Section 5(i) hereof, the Corporation shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

         (k) Further Adjustment Provisions. In the event that, at any time as a result of an adjustment made pursuant to this Section 4, the holder of any shares of Preferred Stock upon thereafter surrendering such shares for conversion shall become entitled to receive any shares or other securities of the Corporation other than shares of Common Stock, the applicable Conversion Rate in respect of such other shares or securities so receivable upon conversion of shares of Preferred Stock shall thereafter be adjusted, and shall be subject to further adjustment from time to time, in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Preferred Stock of the applicable series contained in this Section 4, and the remaining provisions hereof with respect to such issues of Preferred Stock shall apply on like or similar terms to any such other shares or securities.

         Section 5.        Negative Covenants.

         (a) So long as any shares of Series A Preferred are outstanding, the Corporation shall not, without the approval of (or the waiver of rights under this Section 5(a) by) the holders of at least a majority of the then outstanding shares of Series A Preferred voting separately as a class, increase the authorized number of shares of Series A Preferred or alter the powers, preferences or rights of the holders of shares of Series A Preferred so as to affect them adversely.

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         (b) So long as any shares of Series A Preferred are outstanding, the
Corporation shall not do any of the following things without the affirmative vote or written consent of the holders of at least 50% of the then outstanding shares of Series A Preferred, voting together as a class, and any attempt to do so will be wholly void:

                  (i) Amend the Corporation's Restated and Amended Certificate of Incorporation or the By-Laws of the Corporation to amend or change in any way the terms of the Series A Preferred;

                  (ii) Authorize, designate, issue, or sell any shares of capital stock or other securities convertible into or exercisable for any shares of capital stock, with rights or preferences superior to the Series A Preferred; or

                  (iii) Take any other action or enter into any other agreements that might conflict with the Corporation's obligations hereunder with respect to the holders of Series A Preferred.

         Section 6. No Reissuance of Shares of Preferred Stock. No share or shares of Series A Preferred acquired by the Corporation by reason of redemption, purchase, conversion, or otherwise shall be reissued, and all such shares shall be canceled, retired, and eliminated from the shares that the Corporation is authorized to issue. The Corporation shall from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of Series A Preferred accordingly.

         Section 7. Notices of Record Dates, Etc. In the event (i) the Corporation establishes a record date to determine the holders of any class of securities who are entitled to receive any dividend or other distribution, or
(ii) there occurs any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to any other Corporation, or any other entity or person, or any voluntary or involuntary dissolution, liquidation, or winding-up of the Corporation, the Corporation shall deliver to each holder of Series A Preferred, in accordance with Section 10(a) hereof, at least 20 days prior to such record date or the proposed effective date of the transaction specified therein, as the case may be, a notice specifying (a) the date of such record date for the purpose of such dividend or distribution and a description of such dividend or distribution, (b) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation, or winding-up is expected to become effective, and (c) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for cash, securities, and/or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation, or winding-up.

         Section 8. Other Rights. Except as otherwise provided in this Restated and Amended Certificate of Incorporation, shares of Series A Preferred and Common Stock shall be identical in all respects (each share of Preferred Stock having equivalent rights to the number of shares of Common Stock into which it is then convertible pursuant to Section 4 hereof), shall have the same powers, preferences, and rights, without preference of any such class or share over any other such class or share, and shall be treated as a single class of stock for all purposes.

         Section 9. Ranking. The Series A Preferred shall rank senior to Common Stock, as to the distribution of assets on liquidation, dissolution, or winding-up of the Corporation (as defined in Section 2 hereof).

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         Section 10. Miscellaneous.

         (a) Notices. All notices, requests, payments, instructions or other documents to be given hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if (i) delivered personally (effective upon delivery), (ii) mailed by certified mail, return receipt requested, postage prepaid (effective five business days after dispatch), (iii) sent by a reputable, established courier service that guarantees next business day delivery (effective the next business day), or (iv) sent by telecopier followed within 24 hours by confirmation by one of the foregoing methods (effective upon receipt of the telecopy in complete, readable form), addressed as follows (or to such other address as the recipient party may have furnished to the sending party for the purpose pursuant to this Section 10(a)):

                  If to the Corporation:
                                          X-Change Corporation, Inc.
                                          36 W. 44th Street, Suite 1209
                                          New York, NY  10036
                                          Attention:  President
                                          Telecopy No. (646) 728-7023

                  If to any holder of Preferred Stock or Common Stock, to its address as shown on the stock records of the Corporation.

         (b) Transfer Taxes, Etc. The Corporation shall pay any and all stock transfer, documentary stamp taxes, and the like that may be payable in respect of any issuance or delivery of shares of Preferred Stock or shares of Common Stock or other securities issued in respect of shares of Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Preferred Stock or Common Stock or other securities in a name other than that in which such shares were registered, or in respect of any payment to any person other than the registered holder thereof with respect to any such shares, and shall not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery, or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

         (c) Transfer Agents. The Corporation may appoint, and from time to time discharge and change, a transfer agent for the Preferred Stock and/or Common Stock. Upon any such appointment or discharge of a transfer agent, the Corporation shall send written notice thereof to each holder of record of Preferred Stock and/or Common Stock, as applicable.